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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:   July 24, 1997


                Date of earliest event reported:   July 11, 1997



                                TCI MUSIC, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                       000-22815               84-1380293
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)        Identification No.)



        5619 DTC Parkway, Englewood, CO                       80111
    (Address of principal executive offices)                (Zip Code)




       Registrant's telephone number, including area code:   303.267.5500


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


On July 11, 1997, TCI Music, Inc. ("TCI Music") consummated the merger of
DMX Inc. ("DMX") pursuant to an Agreement and Plan of Merger, dated February 6, 1997, as amended by Amendment One to Merger Agreement dated May 29, 1997 (the "Merger Agreement"), among DMX, Tele-Communications, Inc. ("TCI"), TCI
Music, a wholly owned subsidiary of TCI, and TCI Merger Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of TCI Music, which Merger Sub was merged with and into DMX (the "Merger") with DMX as the surviving corporation.

In connection with the Merger, TCI and TCI Music entered into a Contribution Agreement dated July 11, 1997 (the "Contribution Agreement"). Pursuant to the Contribution Agreement: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries), 62,500,000 shares of Series B Common Stock, par value $.01 per share, of TCI Music and a promissory note in the amount of $40 million; (ii) until December 31, 2006 certain subsidiaries of TCI will transfer to TCI Music the right to receive all revenue from sales of DMX music services to their residential and commercial subscribers, net of an amount equal to 10% of the revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX as license fees for DMX music services under affiliation agreements currently in effect; (iii) TCI contributed to TCI Music the digital commercial tuners that are not in service; and (iv) TCI granted to each stockholder who became a stockholder of TCI Music pursuant to the Merger, one right (a "Right") with respect to each whole share of Series A Common Stock, $.01 par value per share, of TCI Music ("TCI Music Series A Common Stock") acquired by such stockholder in the Merger pursuant to the terms of the Rights Agreement among TCI, TCI Music and the Bank of New York, as Rights Agent. Each Right will entitle the holder to require TCI to purchase from such holder one share of TCI Music Series A Common Stock for $8.00 per share, payable at the election of TCI, in cash, a number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock ("Series A TCI Group Common Stock") having an equivalent value or a combination thereof, if during the one-year period beginning on July 11, 1997, the effective date of the Merger, the price of TCI Music Series A Common Stock does not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.

Upon consummation of the Merger, each outstanding share of common stock, $.01 par value per share, of DMX was converted into the right to receive (i) one-quarter share of TCI Music Series A Common Stock, (ii) one Right with respect to each whole share of TCI Music Series A Common Stock and (iii) cash in lieu of fractional shares of TCI Music Series A Common Stock and Rights. Until the Rights expire or are exercised, the Rights will be evidenced by a legend on the certificates for shares of TCI Music Series A Common Stock issued in the Merger. Accordingly, the Rights associated with the shares of TCI Music Series A Common Stock will be represented solely by, and will not be separable from, such shares of TCI Music Series A Common Stock, and the surrender or transfer of any such certificate for shares of TCI Music Series A Common Stock will also constitute the surrender or transfer of the Rights associated with the TCI Music Series A Common Stock represented by such certificate.

The outstanding shares of TCI Music Series A Common Stock represent approximately 19.25% of, and 2.3% of the voting power related to, the total outstanding shares of TCI Music Series A Common Stock and TCI Music Series B Common Stock (together, the "TCI Music Common Stock"); and the outstanding shares of TCI Music Series B Common Stock represent approximately 80.75% of, and 97.7% of the voting power related to the total outstanding shares of TCI Music Common Stock. TCI beneficially owns approximately 45.7% of the outstanding shares of TCI Music Series A Common Stock and 100% of the outstanding TCI Music Series B Common Stock, which TCI ownership collectively represents approximately 89.6% of the outstanding shares of TCI Music Common Stock and 98.7% of the voting power of the outstanding shares of TCI Music Common Stock.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)  Financial Statements.

     The historical financial statements of DMX that are required to be included in this Report on Form 8-K are substantially the same as the historical financial statements of DMX that were previously included in Amendment No. 1 to the Registration Statement on Form S-4 filed by TCI Music, Inc. on June 12, 1997 with the Securities and Exchange Commission, (file no. 333-28613). Accordingly, the historical financial statements of DMX are not included herein.

(b)  Pro Forma Financial Information.

     The pro forma financial information that is required to be included in this Report on Form 8-K is substantially the same as the pro forma information that was previously included in Amendment No. 1 to the Registration Statement on Form S-4 filed by TCI Music, Inc. on June 12, 1997 with the Securities and Exchange Commission, (file no. 333-28613). Accordingly, such pro forma financial information is not included herein.

(c)  Exhibits.

       2 Agreement and Plan of Merger dated as of February 6, 1997, as amended by Amendment One dated May 29, 1997, by and among Tele-Communications, Inc., TCI Music, Inc., TCI Merger Sub, Inc. and DMX, Inc., incorporated by reference to TCI Music's Registration Statement on Form S-4 dated June 6, 1997 (file no. 333-28613).

       4.1 Rights Agreement dated July 11, 1997 among Tele-Communications, Inc. and TCI Music, Inc., and the Bank of New York, as Rights Agent.

      10.1    Contribution Agreement dated July 11, 1997 among
              Tele-Communications, Inc. and TCI Music, Inc.

      10.2    Services Agreement dated July 11, 1997 among
              Tele-Communications, Inc. and TCI Music, Inc.



ITEM 8.   CHANGE IN FISCAL YEAR.

Effective July 11, 1997, TCI Music, as the successor registrant to DMX, determined to change its fiscal year end from September 30 to December 31, and will report the nine month transition period ended June 30, 1997 on Form 10-K.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TCI MUSIC, INC.


    Date:  July 24, 1997            By:  /s/ STEPHEN M. BRETT
          --------------               ----------------------------------
                                       Stephen M. Brett
                                       Vice President, General Counsel
                                         and Secretary